Solo Brands Delivers Strong First Quarter Results
Reaffirms Full Year 2023 Guidance

Grapevine, Texas, May 4, 2023: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three month period ended March 31, 2023.

First Quarter 2023 Highlights Compared to First Quarter 2022
•Net sales of $88.2 million, up $6.0 million or 7.3%
•Net income of $0.9 million, up $4.2 million or 128.8%
•Income (loss) per Class A common stock - basic and diluted of $0.01, up $0.04
•Net cash provided by operating activities of $14.7 million, up $40.2 million or 157.6%
•Free cash flow(1) of $12.9 million, up $40.1 million or 147.4%
•Adjusted net income(1) of $10.3 million, down $0.7 million or 6.5%
•Adjusted EBITDA(1) of $15.4 million, up $1.4 million or 10.0%
•Adjusted EPS(1) of $0.16 per diluted share, down $0.03

“We are extremely pleased with our first quarter results. We generated solid gross profit and healthy adjusted EBITDA margins, all while making strategic investments in our business,” said John Merris, CEO of Solo Brands, “In an uncertain and volatile macro environment, we remain focused on innovating and delivering great products that create meaningful experiences for customers. We will maintain our disciplined approach to financial management, which positions us to generate healthy growth, positive free cash flow, and strong returns on capital for our shareholders.”

Operating Results for the Three Months Ended March 31, 2023

Net sales increased 7.3% to $88.2 million compared to $82.2 million in the first quarter of 2022. The increase was primarily driven by new strategic partnerships and continued market penetration within the wholesale sales channel.
•Wholesale revenues increased 52.3% to $33.5 million compared to $22.0 million in the first quarter of 2022.
•Direct-to-consumer revenues decreased 9.1% to $54.8 million compared to $60.2 million in the first quarter of 2022.

Gross profit increased 11.4% to $54.4 million compared to $48.9 million in the first quarter of 2022 primarily due to the increase in net sales, which outpaced the increase in cost of goods sold. Adjusted gross profit(1) decreased 1.0% to $54.4 million compared to $55.0 million in the same period of the prior year, reflecting the impact of purchase accounting adjustments related to acquired businesses. Gross margin increased 2.3% to 61.7% due to less promotional pricing within the direct-to-consumer channel.

Selling, general and administrative (SG&A) expenses decreased to $44.6 million compared to $45.6 million in the first quarter of 2022. The decrease was driven by a $5.4 million decrease in variable costs, partially offset by $4.3 million of higher fixed costs. The variable cost decrease was primarily due to lower marketing and distribution expenses. The fixed cost increase was primarily due to increased employee-related costs as a result of increased headcount and higher rent.

Income (loss) per Class A common stock basic and diluted per share was $0.01 for the first quarter of 2023 compared to $(0.03) for the first quarter of 2022.

Adjusted EPS(1) was $0.16 per diluted share for the first quarter of 2023 compared to $0.19 for the first quarter of 2022.

Balance Sheet

Cash and cash equivalents were $25.7 million at March 31, 2023 compared to $23.3 million at December 31, 2022.

Outstanding borrowings were $15.0 million under the Revolving Credit Facility, and $95.0 million under the Term Loan Agreement as of March 31, 2023. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of March 31, 2023, leaving $335.0 million of availability.

Inventory was $125.0 million at March 31, 2023 compared to $133.0 million at December 31, 2022. The decrease in inventory is due to prudent inventory management resulting in lower replenishments following the peak season in the fourth quarter.

Full Year 2023 Guidance

We are reaffirming our guidance for 2023 as follows:

Total revenue is expected to be between $520 million to $540 million for 2023. In the current environment, we are currently forecasting to the midpoint of the range.

Adjusted EBITDA margin* is expected to be between 16.5% to 17.5% for 2023.

The Company’s full year 2023 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Conference Call Details

A conference call to discuss the Company's first quarter 2023 results is scheduled for May 4, 2023, at 8:30 a.m. ET. To participate, please dial 833-470-1428 or +1 404-975-4839 for international callers, conference ID 151331. The conference call will also be webcast live at https://investors.solobrands.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658 for international callers, conference ID 636150. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.solobrands.com where it will remain available for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through an omni-channel distribution model that leverages e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through four lifestyle brands – Solo Stove, known for its firepits, stoves, and accessories, Chubbies, a premium casual apparel and activewear brand, Oru Kayak, innovator of origami folding kayaks, and ISLE, maker of inflatable and hard paddle boards and accessories.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2023. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended
(In thousands, except per unit data)	March 31, 2023	March 31, 2022
Net sales	$88,207	$82,203
Cost of goods sold	33,804	33,350
Gross profit	54,403	48,853
Operating expenses
Selling, general & administrative expenses	44,622	45,644
Depreciation and amortization expenses	6,178	5,935
Other operating expenses	405	500
Total operating expenses	51,205	52,079
Income (loss) from operations	3,198	(3,226)
Non-operating (income) expense
Interest expense, net	2,286	796
Other non-operating (income) expense	(332)	91
Total non-operating (income) expense	1,954	887
Income (loss) before income taxes	1,244	(4,113)
Income tax expense (benefit)	311	(878)
Net income (loss)	933	(3,235)
Less: net income (loss) attributable to non-controlling interests	9	(1,200)
Net income (loss) attributable to Solo Brands, Inc.	$924	$(2,035)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$13	$24
Comprehensive income (loss)	946	(3,211)
Less: other comprehensive income (loss) attributable to non-controlling interests	4	8
Less: net income (loss) attributable to non-controlling interests	9	(1,200)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$933	$(2,019)

Income (loss) per Class A common stock
Basic	$0.01	$(0.03)
Diluted	$0.01	$(0.03)

Weighted-average Class A common stock outstanding
Basic	63,670	$63,401
Diluted	63,890	$63,401

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$25,693	$23,293
Accounts receivable, net of allowance for doubtful accounts of $1.6 million and $1.5 million	17,198	26,176
Inventory	125,009	132,990
Prepaid expenses and other current assets	11,013	12,639
Total current assets	178,913	195,098
Non-current assets
Property and equipment, net	15,358	15,166
Intangible assets, net	229,580	234,632
Goodwill	382,658	382,658
Other non-current assets	33,535	34,793
Total non-current assets	661,131	667,249
Total assets	$840,044	$862,347

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$8,830	$11,783
Accrued expenses and other current liabilities	36,574	43,377
Deferred revenue	3,701	6,848
Current portion of long-term debt	5,000	5,000
Total current liabilities	54,105	67,008
Non-current liabilities
Long-term debt, net	102,348	108,383
Deferred tax liability	81,062	82,621
Other non-current liabilities	27,909	29,338
Total non-current liabilities	211,319	220,342

Commitments and Contingencies (Note 14)

Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized, 63,688,692 shares issued and outstanding; 475,000,000 shares authorized, 63,651,051 issued and outstanding	64	64
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 32,384,766 shares issued and outstanding; 50,000,000 shares authorized, 32,157,983 issued and outstanding	32	32
Additional paid-in capital	360,417	358,118
Retained earnings (accumulated deficit)	6,670	5,746
Accumulated other comprehensive income (loss)	(429)	(499)
Treasury stock	(35)	(35)
Equity attributable to the controlling interest	366,719	363,426
Equity attributable to non-controlling interests	207,901	211,571
Total equity	574,620	574,997
Total liabilities and equity	$840,044	$862,347

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2023	March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$933	$(3,235)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Amortization of intangible assets	5,253	5,258
Equity-based compensation	4,794	4,437
Deferred income taxes	(1,604)	—
Operating lease right-of-use assets expense	1,961	1,321
Depreciation	1,091	677
Other adjustments	328	250
Changes in assets and liabilities
Inventory	8,025	(24,266)
Accrued expenses and other current liabilities	(8,743)	110
Accounts receivable	8,917	(4,422)
Other non-current assets and liabilities	(2,074)	(5,577)
Deferred revenue	(3,148)	192
Prepaid expenses and other current assets	1,628	(2,350)
Accounts payable	(2,658)	2,094
Net cash (used in) provided by operating activities	14,703	(25,511)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,820)	(1,696)
Acquisitions, net of cash acquired	—	(774)
Net cash (used in) provided by investing activities	(1,820)	(2,470)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	—	20,000
Repayments of long-term debt	(6,250)	(625)
Distributions to non-controlling interests	(4,304)	(628)
Net cash (used in) provided by financing activities	(10,554)	18,747
Effect of exchange rate changes on cash	71	(4)
Net change in cash and cash equivalents	2,400	(9,238)
Cash and cash equivalents balance, beginning of period	23,293	25,101
Cash and cash equivalents balance, end of period	$25,693	$15,863

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted EPS, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.
None of these non-GAAP measures is a measurement of financial performance under GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.
These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We calculate adjusted gross profit as gross profit excluding the recognition of the fair value write-ups of inventory as a result of the Oru, ISLE, and Chubbies acquisitions. We calculate adjusted gross profit margin as adjusted gross profit divided by net sales.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, less capital expenditures.

Adjusted Net Income

We calculate adjusted net income as net income (loss) excluding impairment charges, amortization of intangible assets, equity-based compensation expense, inventory fair value write-ups, acquisition-related costs, severance expense, one-time transaction costs, business optimization expenses, management transition costs, business expansion expenses and the tax impact of these adjusting items.

Adjusted EPS

We calculate adjusted EPS as adjusted net income, as defined above, divided by weighted average diluted shares as calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses, impairment charges, equity-based compensation expense, inventory fair value write-ups, acquisition-related costs, severance expense, one-time transaction costs, business optimization expenses, management transition costs and business expansion expenses. We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands except per share amounts)

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Gross profit	$54,403	$48,853
Inventory fair value write-up(1)	—	6,105
Adjusted gross profit	$54,403	$54,958

Gross profit margin (Gross profit as a % of net sales)	61.7%	59.4%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	61.7%	66.9%

(1) Represents the fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions.

The following table reconciles net cash (used in) provided by operating activities to free cash flow for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Net cash (used in) provided by operating activities	$14,703	$(25,511)
Capital expenditures	(1,820)	(1,696)
Free cash flow	$12,883	$(27,207)

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Net income (loss)	$933	$(3,235)
Amortization expense	5,254	5,258
Equity-based compensation expense(1)	4,794	4,437
Severance expense	477	—
Transaction costs(5)	283	126
Management transition costs(2)	123	123
Inventory fair value write-ups(3)	—	6,105
Acquisition-related costs(4)	—	421
Business optimization expense(6)	—	83
Business expansion expense(7)	—	75
Tax impact of adjusting items(8)	(1,523)	(2,339)
Adjusted net income	$10,341	$11,054
Adjusted EPS	$0.16	$0.19

(amounts per share)
Income (loss) per Class A common stock - diluted (GAAP)	$0.01	$(0.03)
Net income per Class A common share earned by controlling members prior to the Reorganization Transactions	—	—
Income (loss) per Class A common share - adjusted	0.01	(0.03)
Amortization expense	0.08	0.08
Equity-based compensation expense(1)	0.08	0.07
Severance expense	0.01	—
Transaction costs(5)	—	—
Management transition costs(2)	—	—
Inventory fair value write-ups(3)	—	0.10
Acquisition-related costs(4)	—	0.01
Business optimization expense(6)	—	—
Business expansion expense(7)	—	—
Tax impact of adjusting items(8)	(0.02)	(0.04)
Adjusted EPS(9)	$0.16	$0.19

Weighted-average Class A common stock outstanding - basic	63,670	63,401
Weighted-average Class A common stock outstanding - diluted	63,890	63,401

Net income (loss)	$933	$(3,235)
Depreciation and amortization expense	6,178	5,935
Equity-based compensation expense(1)	4,794	4,437
Interest expense	2,286	796
Severance expense	477	—
Income tax (benefit) expense	311	(878)
Transaction costs(5)	283	126
Management transition costs(2)	123	123
Inventory fair value write-ups(3)	—	6,105
Acquisition-related costs(4)	—	421
Business optimization expense(6)	—	83
Business expansion expense(7)	—	75
Adjusted EBITDA	$15,385	$13,988

Net income (loss) margin (Net income (loss) as a % of net sales)	1.1%	(3.9)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	17.4%	17.0%

(1) Represents employee compensation expense associated with equity-based awards. This includes expense associated with the incentive unit awards as well as awards issued on and subsequent to the IPO including options, restricted stock units and performance stock units.
(2) Represents costs primarily related to recruiting senior level management, including a new CFO.
(3) Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions.
(4) Represents expenses that we do not believe are reflective of our ongoing operations, primarily warehouse and employee transition costs associated with the 2021 acquisitions.

(5) Represents transaction costs primarily related to professional service fees incurred in connection with the IPO.
(6) Represents various start-up and transition costs, including warehouse optimization charges associated with our new global headquarters infrastructure and with new and expanded distribution facilities in Texas, Pennsylvania, and the Netherlands.
(7) Represents costs for expansion into new international and domestic markets.
(8) Represents the tax impact of adjustments calculated at the federal statutory rate of 21% less the portion of the tax impact of the adjustments attributable to noncontrolling interests.
(9) Adjusted Earnings Per Share (“Adjusted EPS”) is calculated independently for each component and, as such, the total of such components may not sum to Adjusted EPS due to rounding.